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                                                  SAFECO Life Insurance Company
[SAFECO logo]                                     5069 154th Place NE
                                                  Redmond, WA 98052-9669

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This is a legal Contract between the Owner and SAFECO Life Insurance Company
(referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to the Participant, beginning on the Annuity Date, or pay a death benefit to the Participant's Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact SAFECO Life at 1-800-4SAFECO (472-3326).





                          READ THIS CONTRACT CAREFULLY






Signed for SAFECO Life Insurance Company by:

/s/ C.B. Mead                                             /s/ Randall H. Talbot
C.B. Mead                                                 Randall H. Talbot
Sr. Vice President and Secretary                          President


            GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN CERTIFICATE VALUES AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. SEE "PURCHASE PAYMENT PROVISIONS", "INVESTMENT OPTIONS", AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS. ALL VALUES AND PAYMENTS BASED ON THE GUARANTEED INTEREST PERIOD FIXED ACCOUNT OPTION, WHEN TAKEN BEFORE THE END OF A GUARANTEED PERIOD, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY CAUSE SUCH VALUES AND PAYMENTS TO INCREASE OR DECREASE. SEE "INVESTMENT OPTIONS" FOR DETAILS.

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                                TABLE OF CONTENTS
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CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Certificate......................................................................................................1
         Certificate Year.................................................................................................1
         Contract.........................................................................................................1
         Contribution.....................................................................................................1
         Fixed Account Options............................................................................................1
         General Account..................................................................................................1
         Guaranteed Period................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Market Value Adjustment (MVA)....................................................................................2
         Owner............................................................................................................2
         Participant......................................................................................................2
         Plan.............................................................................................................2
         Portfolios.......................................................................................................2
         Purchase Payment.................................................................................................2
         Separate Account.................................................................................................2

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT AND CERTIFICATES..............................................................................3
         OWNER............................................................................................................3
         PARTICIPANT......................................................................................................3
         ANNUITANT........................................................................................................3
         BENEFICIARY......................................................................................................3
                  Change of Beneficiary...................................................................................3

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................4
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................4
         ACCUMULATION UNITS...............................................................................................4

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................6
                  Substitution of Shares..................................................................................6
         FIXED ACCOUNT OPTIONS............................................................................................6
                  Dollar Cost Averaging (DCA) Fixed Account Option........................................................6
                  Enhanced Fixed Account Option...........................................................................6
                  Guaranteed Interest Period Fixed Account Option.........................................................7
         CERTIFICATE VALUE................................................................................................8
         TRANSFERS........................................................................................................8

CHARGES
         INSURANCE CHARGES................................................................................................9
                  Mortality and Expense Risk Charge.......................................................................9
                  Asset Related Administration Charge.....................................................................9
         DISTRIBUTION CHARGE..............................................................................................9
         WITHDRAWAL CHARGE...............................................................................................10
         TRANSFER CHARGE.................................................................................................10
         PREMIUM TAXES...................................................................................................10
         INCOME OR OTHER TAXES...........................................................................................10




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WITHDRAWAL PROVISIONS
         WITHDRAWALS.....................................................................................................11
                  Repetitive Withdrawals.................................................................................11
         WITHDRAWAL RESTRICTIONS.........................................................................................11

ANNUITY PAYMENT PROVISIONS
         ANNUITY PAYMENTS................................................................................................12
                  Life Annuity...........................................................................................12
                  Life Annuity with Guaranteed Period....................................................................12
                  Joint and Survivor Life Annuity........................................................................12
                  Payments Based on a Number of Years....................................................................13
                  Automatic Option.......................................................................................13
         CALCULATION OF ANNUITY PAYMENTS.................................................................................13
                  Fixed Annuity Payments.................................................................................13
                  Variable Annuity Payments..............................................................................13
                  Changing Portfolio Elections after the Annuity Date....................................................14

REQUIRED MINIMUM DISTRIBUTION PROVISIONS
         REQUIRED MINIMUM DISTRIBUTIONS..................................................................................15
         REQUIRED BEGINNING DATE.........................................................................................15

DEATH BENEFIT PROVISIONS
         DEATH BENEFIT...................................................................................................15
         CALCULATION OF DEATH BENEFIT....................................................................................15
         PAYMENT OF DEATH BENEFIT........................................................................................16
                  Death Occurs On or After the Annuity Date..............................................................16

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................17
         ASSIGNMENT OF BENEFITS..........................................................................................17
         CERTIFICATES....................................................................................................17
         COMMUNICATIONS..................................................................................................17
         ESSENTIAL DATA..................................................................................................17
         EVIDENCE OF SURVIVAL............................................................................................17
         EXCLUSIVE BENEFIT...............................................................................................17
         JURISDICTION....................................................................................................18
         MISSTATEMENT OF AGE.............................................................................................18
         NONPARTICIPATION................................................................................................18
         PLAN PROVISIONS.................................................................................................18
         SEPARATE ACCOUNT................................................................................................18
         STATE REQUIRED BENEFITS.........................................................................................18
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................18
         TERMINATION OF CONTRACT.........................................................................................18
         THE CONTRACT....................................................................................................19
         VOTING RIGHTS...................................................................................................19

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................20
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................21

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                                   DEFINITIONS
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Accumulation Phase                  The period between the date we allocate the
                                    Participant's first Purchase Payment and the Annuity Date.

Accumulation Unit                   A measurement used to calculate the
                                    value of a Portfolio during the Accumulation
                                    Phase and variable annuity payments made under the Payments Based on a Number of Years annuity option.

Annuitant                           The natural person on whose life annuity
                                    payments are based. The Participant is the Annuitant.

Annuity Date                        The date annuity payments begin under an
                                    annuity option.

Annuity Unit                        A measurement used to calculate
                                    variable annuity payments during the Income
                                    Phase, except for the Payments Based on a Number of Years annuity option.

Beneficiary                         The person(s) entitled to receive any
                                    benefits upon the death of the
                                    Participant.

Certificate                         The Flexible Premium Deferred Variable
                                    Annuity Certificate issued to each
                                    Participant which includes all provisions of the Contract and evidences that
                                    Participant's interest in the Contract.

Certificate Year                    A 12-month period starting on the
                                    certificate date shown on the Participant's certificate data page and on each anniversary of that date.

Contract This Flexible Premium Deferred Variable Annuity Contract, which is issued for a
                                    Section 457 Deferred Compensation Plan or other employer-sponsored retirement plan.

Contribution                        A Purchase Payment made to SAFECO Life on
                                    behalf of the Participant which is subject to the limits of the Plan.

Fixed Account Options               The investment options of
                                    this Contract that provide for guaranteed interest. Purchase Payments allocated to the Fixed Account Options become part of SAFECO
                                    Life's General Account.

General Account                     The assets of SAFECO Life other than those
                                    attributable to Separate Accounts.

Guaranteed Period                   A period of years for which we have
                                    guaranteed a specific annual effective
                                    interest rate on a Purchase Payment
                                    allocated to the Guaranteed Interest Period
                                    Fixed Account Option.

Income Phase                        The period beginning on the Annuity Date
                                    during which annuity payments are made.

IRC                                 The Internal Revenue Code of 1986, as
                                    amended.
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Market Value Adjustment (MVA)       A positive or negative adjustment
                                    that may apply whenever
                                    money is moved from the Guaranteed Interest
                                    Period Fixed Account Option before the end of a Guaranteed Period.


Owner                               The employer named on the application.

Participant                         The person who is authorized by the employer
                                    to participate in the Plan and is shown as the "Participant" on the certificate data page.

Plan The employer-sponsored retirement plan or deferred compensation plan established by the employer for which this Contract is used as a funding vehicle. SAFECO Life is not a party to, nor bound by, the trust or plan.

Portfolios                          The variable investment options available
                                    under the Contract.

Purchase Payment                    An amount paid to SAFECO Life for
                                    allocation on behalf of the Participant, less any premium tax due at the time this payment is made.

Separate Account                    A segregated asset account established
                                    under Washington law and shown on the
                                    contract data page.

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                              THE ANNUITY CONTRACT
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ABOUT THE CONTRACT AND              This Contract is an agreement between
CERTIFICATES                        SAFECO Life and the Owner, where we promise
                                    to pay the Participant an income in the
                                    form of annuity payments, beginning on the date selected by the Participant, after becoming eligible for benefits under the terms of the
                                    Plan, or a death benefit to the
                                    Participant's Beneficiary(ies). When money is being invested on behalf of the Participant, the Certificate is in the Accumulation Phase. Once the Participant begins receiving annuity payments, the
                                    Certificate is in the Income Phase.

                                    This Contract became effective on the
                                    contract date, shown on the contract data page. The Certificate for a specific Participant was purchased with the initial Purchase Payment made on behalf of that Participant and became effective on the certificate date, shown on the certificate data page.

                                    The Contract is called a variable annuity because the Participant can allocate money among variable investment Portfolios available within the Separate Account. The investment performance of the Portfolio(s) selected may be positive or negative and affects the certificate value and the amount of any variable annuity payments. Money may also be allocated to the Fixed Account Options which credit guaranteed interest rates.

OWNER                               The Owner is the employer named on the
                                    application.

PARTICIPANT                         The Participant is a person who is
                                    authorized by the employer to participate in the Plan. On the certificate date, the Participant must not have been older than the maximum issue age shown on the contract data page.

ANNUITANT                           The Annuitant is the person on whose life
                                    annuity payments are based. The Participant is the Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable
                                    after the Participant dies or, if
                                    applicable, after the second Annuitant dies.
                                    The Participant initially names the
                                    Beneficiaries on the enrollment form, if allowed by the Plan.

     Change of Beneficiary          If allowed by the Plan, the Participant may
                                    change the Beneficiary designation at any time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that
                                    Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is not effective until we record the change. We are not responsible for the validity of any Beneficiary designation.
                                    We are also not responsible for any actions we may take prior to receiving and recording a Beneficiary change or if the Plan Administrator tracks the Beneficiary designations.


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                           PURCHASE PAYMENT PROVISIONS
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PURCHASE PAYMENTS               During the Accumulation Phase,
                                additional Purchase Payments can be made. The amount and frequency of Purchase Payments may be changed. The minimum dollar amounts are shown on the contract data page. If Purchase Payments are stopped, all benefits under this Contract continue until all certificate values are completely withdrawn.

                                Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle, WA
                                98124-1690, or in a manner agreed to by SAFECO Life.

                                We reserve the right to refuse any Purchase
                                Payment. If we do not accept a Purchase Payment, we will return it within five days.

ALLOCATION OF PURCHASE          The initial and subsequent Purchase Payments
PAYMENTS                        will be allocated according to the instructions
                                on the Participant's enrollment form, or otherwise in accordance with the Plan. The
                                Participant may change the way subsequent
                                Purchase Payments are allocated by providing us with new instructions.

                                Once we receive a Purchase Payment, the portion to be allocated to a Fixed Account Option is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange (NYSE). If for any reason the NYSE is closed when we receive the Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                When we are required to guarantee a return of Purchase Payments during the Certificate's Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the SAFECO RST Money Market Portfolio until the Certificate is 15 days old. These amounts will then be allocated according to the instructions we received, unless the Participant has cancelled the Certificate.

ACCUMULATION                    When Purchase Payments or transfers are made
UNITS                           into a Portfolio, we credit the Certificate
                                with Accumulation Units. Conversely, when withdrawals or transfers are made out of a Portfolio, Accumulation Units are liquidated.
                                In either case, the increase or decrease in the number of Accumulation Units is determined by taking the dollar amount of the Purchase
                                Payment, transfer, or withdrawal and dividing it by the value of an Accumulation
                                Unit on the date the transaction
                                occurs.

                                We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.

                                The Net Investment Factor is used to measure the daily change in Accumulation Unit value for each Portfolio. The Net Investment Factor equals:
                                o the net asset value per share of a Portfolio
                                  at the end of the current day plus the
                                  per share amount of any dividend or income distributions made by the Portfolio that day; divided by
                                o the net asset value per share of a Portfolio
                                  at the end of the prior day; minus
                                o the daily insurance charges and any taxes
                                  SAFECO Life may incur on earnings
                                  attributable to the applicable Contracts, expressed as a percentage of the total net assets of the Portfolio.

                                The value of an Accumulation Unit will usually go up or down from day to day.



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                               INVESTMENT OPTIONS
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VARIABLE INVESTMENT OPTIONS        The Participant may
                                   allocate money to the Portfolios shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract. Portfolios have different investment objectives. Investment performance of a Portfolio may be positive or negative.

     Substitution of Shares        If any shares of the Portfolios are
                                   no longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange
                                   Commission (SEC) and give the Owner and
                                   Participants notice before doing this.

FIXED ACCOUNT OPTIONS              The Participant may allocate
                                   money to the Fixed Account Options shown on the contract data page and described below.
                                   These options are part of SAFECO Life's
                                   General Account and provide for guaranteed interest rates.

                                   We credit interest daily from the date the money is allocated to the specific Fixed Account Option up to, but not including, the date the money is withdrawn or transferred. We credit interest at a rate that compounds over one year to the annual effective interest rate we guaranteed when the money was allocated. The annual effective interest rate will be at least 3.00%.

     Dollar Cost Averaging (DCA)   If all or part of a Purchase Payment is
     Fixed Account Option          allocated to the Dollar Cost Averaging Fixed
     Option                        Account, we will credit interest at a
                                   specified rate on amounts prior to their being transferred to the selected Portfolios.
                                   Monthly transfers are made over a period of time as selected by the Participant from the available periods shown on the contract data page. The Participant may not make another
                                   Purchase Payment to this option until the entire value in this option has been transferred out and may not transfer money into this option. This option may not be chosen within 12 months of the Annuity Date.

     Enhanced Fixed                Each Purchase Payment allocated to the
     Account Option                Enhanced Fixed  Account Option will be
                                   credited  with the interest rate
                                   established for the date that we receive the Purchase Payment. This rate will apply to the Purchase Payment for an initial period of at least 12 months from the date we receive it.

                                   We can adjust the interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the interest rate more often than every 12 months.

                                   Different interest rates may apply to each Purchase Payment depending on the interest rate established for the date that we received the Purchase Payment and any subsequent rate adjustments.

                                   For the purpose of crediting interest, when a withdrawal is taken from the Enhanced Fixed Account Option, the last Purchase Payment made, and the interest credited to it, is considered to be withdrawn first. If a withdrawal is taken while a distribution charge applies, the withdrawal may be less than the Purchase Payment(s).




     Guaranteed Interest Period    If money is allocated to the Guaranteed
     Fixed Account Option          Interest Period Fixed Account Option,  we
                                   will credit interest at a specified rate for a Guaranteed Period. The Participant may select different Guaranteed Periods for each amount allocated to this option, and each allocation starts a new Guaranteed
                                   Period. Each Guaranteed Period we offer may have a different interest rate. We may change the rates we offer for new Guaranteed
                                   Periods at any time. In the future we may offer Guaranteed Periods of different lengths s orstop offering some Guaranteed
                                   Periods.





                                   Money allocated to a Guaranteed Period under this option matures the day after the Guaranteed Period ends. Within 30 days after the end of the Guaranteed Period, the Participant may:
                                   o take no action and we will automatically apply the value to a new Guaranteed Period of the same or next shorter duration. The next shorter duration will be used if the prior Guaranteed Period is not currently available. The new Guaranteed Period earns interest at the then current interest rate for that Guaranteed Period and begins the day after the prior Guaranteed Period ended; or
                                   o    notify us to allocate all or a portion
                                        of the value to one or more new
                                        Guaranteed Periods beginning the day
                                        after the prior Guaranteed Period ended;
                                        or
                                   o    notify us to allocate all or a portion
                                        of the value to one or more of the
                                        Portfolios on the day we receive the
                                        notification; or
                                   o    withdraw all or a portion of the value.

                                   If the Participant selects one of the last two alternatives, we will credit interest at the rate we are currently offering for Guaranteed Periods of the same or next shorter duration from the day after the Guaranteed Period ended until the day we receive the instructions.

                                   If the Participant moves money out before the end of a Guaranteed Period, either as a transfer, withdrawal, or to purchase annuity payments, there will be a Market Value Adjustment (MVA). The formula used to calculate the MVA is shown on the contract data page. The MVA is based primarily on the difference between the interest rate being credited to the money moved and the current interest rate offered for a Guaranteed Period of the same duration. In general, if interest rates have dropped, the MVA will be positive and if interest rates have risen, it will be negative. Unless we are instructed otherwise, the MVA will be applied to the remaining certificate value. If amounts are taken from more than one Guaranteed Period at the same time, the MVA is calculated individually for each Guaranteed Period. We will not apply an MVA if the Participant moves money within 30 days after the end of a Guaranteed Period.

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CERTIFICATE VALUE                  The certificate value is the sum of the
                                   values in the Portfolios and the Fixed
                                   Account Options attributable to the
                                   Participant's Certificate.  We calculate
                                   this by:
                                   o adding all the Purchase Payments invested;
                                   o subtracting the charges which have been
                                     deducted;
                                   o subtracting the withdrawals made (adjusted
                                     for any MVA);
                                   o adjusting for any MVA on amounts that
                                     were transferred to the Portfolios;
                                   o adjusting for each Portfolio's gain or
                                     loss;
                                   o adding the interest we credit to each
                                     Fixed Account Option while any of the
                                     certificate value is in that option;
                                   o subtracting the amounts withdrawn for an
                                     annuity option; and
                                   o subtracting the amounts withdrawn to pay
                                     the death benefit.

Transfers                          During the Accumulation Phase, the
                                   Participant can transfer money between
                                   investment options.(For purposes of these transfer provisions, "investment options" does not include the Dollar Cost Averaging
                                   Fixed Account Option.) The minimum amounts that can be transferred are shown on the contract data page. In each Certificate
                                   Year a specified number of transfers are free of charge. Each additional transfer in a Certificate Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

                                   We reserve the right to reject any transfer request from any person if, in our judgment, a Portfolio would be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. We reserve the right to modify, suspend, or terminate transfer privileges at any time.



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                                     CHARGES
===============================================================================
The following charges apply to the Certificates:

INSURANCE CHARGES                   Each day we make deductions for our
                                    insurance charges. We do this as part of our calculation of the value of Accumulation
                                    Units and Annuity Units. The insurance
                                    charge has two parts: (1) the mortality and expense risk charge and (2) the asset related administration charge.

     Mortality and Expense Risk     This charge is equal, on an annual basis,
     Charge                         to a percentage of the average daily net
                                    assets of each Portfolio. The
                                    percentage is shown on the contract data page.

     Asset Related Administration   This charge is equal, on an annual basis,
     Charge                         to a percentage of the average daily net
                                    assets of each Portfolio. The
                                    percentage is shown on the contract data page.

DISTRIBUTION CHARGE                 A distribution charge may be assessed on a
                                    withdrawal from the Enhanced Fixed Account
                                    Option if the withdrawal, together with
                                    prior withdrawals and transfers during the Certificate Year, exceed 15% of the value of the Enhanced Fixed Account Option. The distribution charge is stated as a percentage of the amount withdrawn and is shown on the contract data page. The distribution charge will be deducted from the amount withdrawn, unless we are told otherwise.

                                    The determination of whether more than 15% of the Enhanced Fixed Account Option value has been withdrawn or transferred is made at the time of withdrawal or transfer. If more than one withdrawal and/or transfer is taken in a Certificate Year, the previous withdrawals and transfers in the Certificate Year are added to the current value in the Enhanced Fixed Account Option to determine whether more than 15% of the value has been withdrawn or transferred in that Certificate Year.

                                    Distribution charges will not be assessed on the following:
                                    o    repetitive withdrawals, if the
                                         withdrawals are equal or substantially
                                         equal and are expected to deplete the
                                         certificate value over the
                                         Participant's life expectancy or the
                                         joint life expectancy of the
                                         Participant and his or her Beneficiary.
                                         However, if additional withdrawals are
                                         taken or the repetitive withdrawals are
                                         otherwise modified or stopped, the
                                         repetitive withdrawals taken during the
                                         Certificate Year will be included when
                                         determining whether more than 15% of
                                         the Enhanced Fixed Account Option value
                                         has been withdrawn;
                                    o    annuity payments;
                                    o    withdrawals taken on account of the
                                         Participant's death; and
                                    o    withdrawals taken after the Participant
                                         has been confined to a hospital or
                                         nursing home for 60 consecutive days
                                         if:
                                         o    the confinement begins after the
                                         certificate date; and
                                         o    the withdrawal is taken:
                                              o    during confinement; or
                                              o    within 60 days after
                                                   confinement ends.

                                         We may require proof of confinement.

                                         Hospital may be defined in one of two
                                         ways. It may mean a lawfully operated
                                         institution that is licensed as a
                                         hospital by the Joint Commission of
                                         Accreditation of Hospitals. Or it may
                                         mean a lawfully operated institution
                                         that provides in-patient treatment
                                         under the direction of a staff of
                                         physicians and has 24-hour per day
                                         nursing services.

                                        Nursing home is defined as a facility
                                        licensed by the state that provides
                                        convalescent or chronic care for
                                        in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the
                                    contract data page, is deducted from the Certificate for each withdrawal after the first withdrawal in a Certificate Year.

                                    We will not deduct this charge for annuity payments, repetitive withdrawals, or if the Participant withdraws the entire certificate value.

TRANSFER CHARGE                     The transfer charge, shown on the
                                    contract data page, is deducted from the Certificate for each transfer in excess of the number of free transfers allowed in a Certificate Year, as shown on the contract data page.

                                    Scheduled transfers authorized by us as part of an investment strategy such as Dollar Cost Averaging, Appreciation or Interest Sweep, or Portfolio Rebalancing do not count against the free transfers, provided the scheduled transfers continue for at least 6 months.

PREMIUM TAXES                       The contract data page shows whether
                                    or not premium tax is charged as of the
                                    contract date in the state in which this Contract was delivered.

INCOME OR OTHER TAXES               Currently we do not pay income or other
                                    taxes on earnings attributable to the
                                    Certificates. However, if we ever incur such taxes, we reserve the right to deduct them from the Certificates.

===============================================================================
                              WITHDRAWAL PROVISIONS
===============================================================================

WITHDRAWALS                         During the Accumulation Phase, with the
                                    Owner's consent the Participant may withdraw part or all of the certificate value. The minimum amounts that can be withdrawn are shown on the contract data page. Withdrawals are not allowed from the Dollar Cost
                                    Averaging Fixed Account Option except upon surrender of the Certificate.

                                    To take withdrawals, the Participant must send a written request to our Home Office. We are not obligated to pay a withdrawal until we receive written direction from the Owner containing the terms and conditions, manner, and amounts of such withdrawal, together with a written certification that such withdrawal is in accordance with the terms of the Plan.

                                    If a partial withdrawal is taken, we must be told from which investment option(s) we are to take the withdrawal, and we will not process the withdrawal until we receive those instructions. Once we receive valid instructions, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    There may be a distribution charge and a withdrawal charge. If money is moved out before the end of a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option, an MVA will apply.

     Repetitive Withdrawals         Repetitive withdrawals of a
                                    predetermined amount on a monthly,
                                    quarterly, or annual basis may be requested by completing the appropriate form.

WITHDRAWAL RESTRICTIONS             With the consent of the Owner, the
                                    Participant may make withdrawals only under the terms and restrictions of the Plan.

===============================================================================
                           ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY PAYMENTS                    The Participant must choose a lump
                                    sum or start the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law or the Plan. During the Income Phase, the Participant receives regular annuity payments beginning on the Annuity Date.

                                    With the Owner's consent, the Participant may start the Income Phase by notifying us in writing at least 30 days prior to the date that he or she wants annuity payments to begin. The Participant may choose annuity payments under an annuity option described in this Contract or another annuity option that he or she wants and that we agree to provide. If the amount applied to an annuity option is less than $5,000, we may pay the Participant in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is
                                    irrevocable. Once the Participant begins receiving annuity payments, he or she cannot switch back to the Accumulation Phase. The Participant cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.

     Life Annuity                   The Participant receives monthly annuity
                                    payments for life. Annuity payments stop when the Participant dies.

     Life Annuity with Guaranteed   The Participant receives monthly annuity
     Period                         payments for the longer of his or her life
                                    or a guaranteed period of
                                    five or more years as selected by the
                                    Participant and agreed to by
                                    us. The guaranteed period cannot be longer than the Participant's life expectancy. If the Participant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary. Annuity payments stop the later of the date the Participant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

     Joint and Survivor Life        The Participant receives monthly annuity
     Annuity                        payments for life. After the Participant
                                    dies, the second Annuitant, if
                                    living, receives a specified percentage of each annuity payment for life. The Participant names the second
                                    Annuitant and payment percentage at the time this option is elected. Annuity payments stop the later of the date the Participant dies or the date the second Annuitant dies.

     Payments Based on a Number     The Participant receives annuity payments
      of Years                      based on a number of years as selected by
                                    the Participant and agreed to by us.
                                    The number of years cannot be longer than the Participant's life expectancy or the joint life expectancy of the Participant and the designated Beneficiary. The
                                    Participant may select monthly,
                                    quarterly, or annual annuity
                                    payments. Each annuity payment reduces the number of Accumulation Units and/or the value of the Fixed Account Options. Each annuity payment made from the Guaranteed
                                    Interest Period Fixed Account Option may be subject to an MVA. Annuity payments continue until the entire value in the Portfolios and/or the Fixed Account Options has been paid out. The Participant can stop these annuity payments and receive a lump sum equal to the remaining certificate value less any distribution charge and plus or minus any MVA if applicable. This option does not promise to make payments for the Participant's life. If the Participant dies before all annuity payments have been made, there will be a death benefit payable to the Beneficiary.

     Automatic Option               If the Participant does not choose an
                                    annuity option at least 30 days before the latest Annuity Date allowed under this Contract, we will make annuity payments under the Payments Based on a Number of Years annuity option. The number of years will be equal to the Participant's life expectancy.

CALCULATION OF ANNUITY PAYMENTS     The Participant can
                                    choose whether annuity payments will be made on a fixed basis, variable basis, or both.
                                    Unless we receive different instructions, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, the
                                    Participant may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation for annuity payments under the Payments Based on a Number of Years annuity option is described above in "Annuity Payments - Payments Based on a Number of Years". The following calculations apply to all other annuity options.

     Fixed Annuity Payments         The dollar amount of each
                                    fixed annuity payment will stay the same.
                                    This amount will be calculated by applying the certificate value used to purchase fixed annuity payments, adjusted for any MVA, to the Fixed Annuity Purchase Rate Table of this Contract, or the current rates at that time if more favorable to the Participant.
                                    If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity Payments      The dollar amount of each
                                    variable annuity payment will vary depending on the investment performance of the Portfolios that the Participant selected.

                                    First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the certificate value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                    Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                        Number of Variable Annuity Units: The
                                        number of Annuity Units credited for
                                        each Portfolio is the amount of the
                                        first annuity payment attributable to
                                        that Portfolio divided by the value of
                                        the applicable Annuity Unit for that
                                        Portfolio as of the 15th day of the
                                        month preceding the Annuity Date. The
                                        number of Annuity Units used to
                                        calculate the variable annuity payment
                                        each month remains constant unless the
                                        Participant changes Portfolio elections.

                                        Value of Variable Annuity Units: The
                                        value of an Annuity Unit will usually
                                        increase or decrease from one month to
                                        the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        o  the value of that Annuity Unit as of
                                           the 15th day of the preceding month
                                          (or the next day that the NYSE is
                                           open);
                                        o  multiplied by the Net Investment
                                           Factor(s) for that Portfolio; and
                                        o  divided by the Assumed Investment
                                           Factor for the period.

                                        The Net Investment Factor is a number
                                        that represents the change in the
                                        Accumulation Unit value of a Portfolio
                                        on successive days when the NYSE is
                                        open. The Net Investment Factor for any
                                        Portfolio for any valuation day is
                                        determined by dividing the current
                                        Accumulation Unit value by the prior
                                        day's Accumulation Unit value. The Net
                                        Investment Factor will likely be
                                        different than the Assumed Investment
                                        Factor, and therefore the Annuity Unit
                                        value will usually increase or decrease.

                                        The Assumed Investment Factor for a
                                        one-day valuation period is 1.00010746.
                                        This factor neutralizes the assumed
                                        investment return of 4% in the Variable
                                        Annuity Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     Changing Portfolio Elections   After the Annuity Date, the Participant may
     after the Annuity Date         request to change Portfolio elections once
                                    a month. Transfers are not allowed to or from the Fixed Account Options. Changes will affect the number of units used to calculate annuity payments.

--------------------------------------------------------------------------------
                    REQUIRED MINIMUM DISTRIBUTION PROVISIONS
--------------------------------------------------------------------------------

REQUIRED                           Unless otherwise provided under applicable
MINIMUM DISTRIBUTIONS              Plan provisions or applicable law, all
                                   distributions are subject to the
                                   requirements in IRC Section 401(a)(9) and the regulations thereunder. Therefore, the
                                   Participant may be required to begin
                                   receiving distributions prior to the Annuity
                                   Date.

REQUIRED                           Unless otherwise provided under applicable
BEGINNING                          Plan provisions or applicable law, minimum
DATE                               distributions must begin no later than the
                                   Participant's required beginning date, which is defined as April 1 following the later of the year in which the Participant:
                                    o  attains age 70 1/2; or
                                    o  retires from service with the employer
                                       sponsoring the Plan.


--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT                       Distribution of part or all of the
                                    certificate value at the Participant's death must comply with the requirements of the IRC, the Plan, and applicable regulations.

                                    If the Participant dies before the Annuity
                                    Date, we will pay a death benefit to the:
                                    o surviving primary Beneficiary(ies); or if
                                      none, then
                                    o surviving contingent Beneficiary(ies); or
                                      if none, then
                                    o the Participant's estate.

CALCULATION OF DEATH BENEFIT        The death benefit is the higher of:
                                    (1) the current certificate value; or
                                    (2) the minimum guaranteed death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                    o the date we receive proof of death and the
                                      Beneficiary's election of how to
                                      receive payment; or
                                    o six months from the date of death.

                                    For the purpose of comparing these amounts to determine which is higher, we will not adjust the current certificate value for any applicable MVA. However, if we determine that the current certificate value is the higher amount and if the death benefit is withdrawn within 60 days after we receive proof of death, we will increase the death benefit for a positive MVA but we will not decrease it for a negative MVA. If the death benefit is withdrawn more than 60 days after we receive proof of death, any MVA, whether positive or negative, will apply.

                                         Required information received within 6
                                         months of the date of death: If the
                                         minimum guaranteed death benefit
                                         exceeds the certificate value, we will
                                         add the difference to the certificate
                                         value on the date we receive the
                                         required information so that the
                                         certificate value will equal the
                                         minimum guaranteed death benefit. This
                                         additional amount will be allocated to
                                         the investment options in accordance
                                         with instructions we receive from the
                                         Beneficiary. Thereafter, the
                                         certificate value will be subject to
                                         investment performance and applicable
                                         charges until the date the death
                                         benefit is paid.

                                         Required information received more than
                                         6 months after the date of death: If
                                         the minimum guaranteed death benefit
                                         exceeds the certificate value on the
                                         6-month anniversary of the date of
                                         death, we will credit the difference
                                         with interest at the prevailing money
                                         market rates from the 6-month
                                         anniversary until the date we receive
                                         the required information. At that time
                                         we will allocate this additional
                                         amount, with the credited interest, to
                                         the investment options in accordance
                                         with instructions we receive from the
                                         Beneficiary. Thereafter, the
                                         certificate value will be subject to
                                         investment performance and applicable
                                         charges until the date payment is made.

                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment. It is reset on each 5-year certificate anniversary until the Participant attains age 75. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the certificate value on that date, if higher.

                                    The minimum guaranteed death benefit is
                                    immediately increased by additional Purchase
                                    Payments and adjusted for withdrawals and annuity payments made under the Payments Based on a Number of Years annuity option. After such withdrawal or annuity payment, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the certificate value after the withdrawal or annuity payment to the certificate value before the withdrawal or annuity payment.

PAYMENT OF DEATH BENEFIT            To pay the death benefit,
                                    we need proof of death, such as a certified copy of a death certificate, plus written direction from the Plan and from the Beneficiary regarding how he or she wants to receive the money. The distribution options provided to the Beneficiary will comply with IRC Section 401(a)(9) and applicable regulations unless the Plan document or other applicable law requires otherwise.

     Death Occurs On or After the   If the Participant dies after the
     Annuity Date                   Annuity Date, then any amounts paid after
                                    the death of the Participant
                                    will depend on which annuity option was
                                    selected. If the Participant
                                    dies while annuity payments are being paid under the Payments Based on a Number of Years annuity option, we will pay a death benefit calculated in the same manner as a death benefit determined during the
                                    Accumulation Phase. If the Participant dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option. We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

ACCOUNT STATEMENTS                  At least once each calendar year
                                    we will furnish the Participant with a
                                    statement showing the certificate value or, if applicable and required by law, the Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              To the extent permitted by law,
                                    this Contract, associated Certificates, and payments are not assignable or otherwise transferable nor subject to commutation, encumbrance, alienation, or a claim or legal process by a creditor.

CERTIFICATES                        SAFECO Life will issue Certificates for each
                                    Participant for whom an account is
                                    established under this Contract.

                                    Each Certificate will include the relevant provisions of this Contract and the benefits to which the Participant is entitled. A Participant will have rights under this Contract only to the extent that Purchase Payments on the Participant's behalf are received by SAFECO Life. All rights to the certificate values remain with the Owner until paid to Participants. The provisions of the Plan may limit the Participant's rights under this Contract.

COMMUNICATIONS                      All written communications to the Owner or
                                    the Participant will be sent to the last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      The Owner, Participant, and each person
                                    entitled to receive benefits under this
                                    Contract must provide us with any
                                    information we need to administer this
                                    Contract. We are entitled to rely
                                    exclusively on the completeness and accuracy of furnished data and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this
                                    Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

EXCLUSIVE BENEFIT                   If this Contract is issued for a
                                    Plan maintained by a state or local
                                    governmental employer subject to IRC Section
                                    457(g), then this Contract is established for the exclusive benefit of Participants and Beneficiaries under the Plan and is intended to qualify under IRC Section
                                    401(f).

                                    If this Contract is issued for a Plan that is a nonqualified and unfunded deferred compensation plan, including a plan maintained by a non-governmental employer, then the Owner possesses all rights under the Contract. No Participant or Beneficiary will have any enforceable rights to make elections under this Contract or to receive benefits from SAFECO Life.

JURISDICTION                        In the event of a dispute, the laws of the
                                    jurisdiction in which the Contract is
                                    delivered will apply.

MISSTATEMENT OF AGE                 We may require satisfactory proof of
                                    correct age at any time. If annuity payments are based on life or life expectancy and the age of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid.

NONPARTICIPATION                    This Contract is nonparticipating, which
                                    means it will not share in any distribution of profits, losses, or surplus of SAFECO
                                    Life.

PLAN PROVISIONS                     SAFECO Life is not a party to,
                                    nor bound by, any trust or plan. However, the terms of this Contract are subject to the provisions of any Plan under which this Contract is issued.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values and certificate values invested in the Portfolios. The assets in the Separate Account are the property of SAFECO Life. However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate Account are credited to or charged against the Separate
                                    Account without regard to other income,
                                    gains or losses of SAFECO Life.

STATE REQUIRED BENEFITS             The benefits of this
                                    Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone
WITHDRAWALS, OR TRANSFERS           payment of annuity payments, withdrawals, or
                                    transfers from the Portfolios for any period of time when:
                                    o the NYSE is closed (other than
                                      customary weekend or holiday closings);
                                    o trading on the NYSE is restricted;
                                    o an emergency exists such that disposal of
                                      or determination of the value of the
                                      Portfolio shares is not reasonably
                                      practicable; or
                                    o the SEC, by order, so
                                      permits for the Participants' protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account Options for a period of 6 months after receiving the request. The interest rate credited to the Fixed Account Options during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate
                                    when SAFECO Life has completed all of its duties and obligations under the Contract.

                                    The Owner must provide us with written
                                    notice of its intent to terminate the
                                    Contract at least 30 days prior to the
                                    request to terminate.

THE CONTRACT                        The Contract, contract data page,
                                    and contract application, as may be amended, and any endorsements are the entire
                                    Contract. Only an authorized officer of
                                    SAFECO Life may change this Contract. Any change must be in writing. SAFECO Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the
                                    Portfolios' shares. However, when a
                                    Portfolio solicits proxies in connection with a shareholder vote, we are required to ask the Owner for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.



--------------------------------------------------------------------------------
                          ANNUITY PURCHASE RATE TABLES
--------------------------------------------------------------------------------

                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the 1994 GAM Mortality Table blended 20% Male and 80% Female projected using a generational approach with an initial projection of 20 Years.
An age setback of 1 year will be used if the annuity payments begin in the year
2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.
Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

                            Consideration Required to Purchase $1 of Monthly Variable Annuity*
                                                 Life                  Life                Joint & Survivor Annuity**
                                                Annuity              Annuity                                   5 Years
----------------            Life                5 Years              10 Years               Life               Certain
     Age of                Annuity              Certain              Certain              Annuity              and Life
   Annuitant
-----------------       --------------       --------------       ---------------      ---------------      ---------------
       55                  $208.64              $208.99                $210.19             $232.31              $232.31
       56                   204.99               205.38                 206.76              229.30               229.30
       57                   201.25               201.70                 203.27              226.18               226.19
       58                   197.43               197.95                 199.73              222.96               222.97
       59                   193.52               194.12                 196.13              219.63               219.64
       60                   189.54               190.22                 192.49              216.19               216.20
       61                   185.48               186.26                 188.81              212.64               212.66
       62                   181.36               182.24                 185.08              208.99               209.01
       63                   177.18               178.18                 181.32              205.23               205.26
       64                   172.96               174.08                 177.52              201.37               201.40
       65                   168.70               169.95                 173.71              197.41               197.45
       66                   164.39               165.78                 169.86              193.34               193.39
       67                   160.06               161.57                 166.00              189.18               189.24
       68                   155.67               157.31                 162.12              184.91               184.98
       69                   151.21               152.98                 158.23              180.53               180.61
       70                   146.67               148.59                 154.32              176.04               176.13
       71                   142.04               144.12                 150.42              171.41               171.53
       72                   137.30               139.58                 146.53              166.67               166.80
       73                   132.51               135.01                 142.70              161.82               161.99
       74                   127.65               130.42                 138.92              156.87               157.07
       75                   122.75               125.83                 135.22              151.83               152.07
       76                   117.80               121.24                 131.63              146.69               147.00
       77                   112.84               116.69                 128.16              141.49               141.88
       78                   107.94               112.24                 124.87              136.27               136.75
       79                   103.08               107.86                 121.75              131.02               131.61
       80                    98.27               103.58                 118.84              125.74               126.47
       81                    93.51                99.40                 116.14              120.46               121.35
       82                    88.82                95.34                 113.66              115.19               116.28
       83                    84.20                91.43                 111.42              109.94               111.28
       84                    79.65                87.67                 109.41              104.72               106.36
       85                    75.16                84.10                 107.63               99.53               101.57
       86                    70.80                80.75                 106.09               94.43                96.94
       87                    66.60                77.64                 104.77               89.46                92.53
       88                    62.60                74.77                 103.65               84.65                88.35
       89                    58.76                72.14                 102.73               79.99                84.43
       90                    55.17                69.78                 101.98               75.55                80.80
*    The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is 65 years old, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $168,700.
     However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.
**   Annuitant and second Annuitant are assumed to be the same age.




                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the 1994 GAM Mortality Table blended 20% Male and 80% Female projected using a generational approach with an initial projection of 20 years.
The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

                                Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                                                 Life                  Life                Joint & Survivor Annuity**
                                                Annuity              Annuity                                   5 Years
     Age of                 Life                5 Years              10 Years               Life               Certain
   Annuitant               Annuity              Certain              Certain              Annuity              and Life
-----------------       --------------       --------------       ---------------      ---------------      ---------------

       55                  $273.72              $274.09                $275.49            $313.48               $313.48
       56                   267.32               267.74                 269.34             307.51                307.52
       57                   260.87               261.35                 263.17             301.45                301.46
       58                   254.37               254.93                 257.00             295.30                295.30
       59                   247.84               248.47                 250.82             289.05                289.06
       60                   241.26               241.99                 244.63             282.72                282.74
       61                   234.67               235.49                 238.46             276.31                276.33
       62                   228.06               229.00                 232.30             269.82                269.84
       63                   221.45               222.51                 226.16             263.26                263.29
       64                   214.85               216.05                 220.05             256.64                256.68
       65                   208.28               209.61                 213.98             249.96                250.00
       66                   201.73               203.20                 207.95             243.23                243.28
       67                   195.21               196.82                 201.97             236.44                236.50
       68                   188.70               190.44                 196.04             229.60                229.68
       69                   182.17               184.06                 190.16             222.70                222.79
       70                   175.62               177.67                 184.33             215.73                215.83
       71                   169.04               171.26                 178.58             208.69                208.81
       72                   162.41               164.84                 172.93             201.58                201.73
       73                   155.80               158.47                 167.40             194.44                194.62
       74                   149.18               152.14                 162.02             187.26                187.47
       75                   142.60               145.88                 156.81             180.06                180.33
       76                   136.04               139.71                 151.79             172.85                173.18
       77                   129.55               133.67                 147.00             165.65                166.06
       78                   123.22               127.80                 142.48             158.52                159.04
       79                   117.01               122.11                 138.25             151.46                152.09
       80                   110.92               116.58                 134.32             144.46                145.24
       81                   104.97               111.25                 130.70             137.56                138.51
       82                    99.17               106.12                 127.41             130.75                131.92
       83                    93.53               101.23                 124.44             124.06                125.50
       84                    88.01                96.57                 121.80             117.48                119.25
       85                    82.64                92.17                 119.48             111.04                113.23
       86                    77.47                88.07                 117.48             104.78                107.47
       87                    72.53                84.29                 115.76              98.73                102.03
       88                    67.87                80.84                 114.33              92.95                 96.93
       89                    63.44                77.69                 113.14              87.40                 92.17
       90                    59.32                74.87                 112.18              82.16                 87.80

*    The consideration shown refers to the net value of the Fixed Account
     Options used to purchase a fixed annuity adjusted for any MVA and after premium taxes or other applicable charges are deducted. For example, if the Annuitant is 65 years old, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $208,280.

**   Annuitant and second Annuitant are assumed to be the same age.





                               CONTRACT DATA PAGE





PRODUCT:  SPINNAKER(R) ADVISOR - [SECTION 457 PLAN]

OWNER:    [ANY CITY EMPLOYEE RETIREMENT FUND]

     [1234 MAIN ST.]

     [ANY CITY, ANY STATE  99999-9999]

CONTRACT NUMBER:    [LP12345678]

CONTRACT DATE:      [12/01/2002]

GOVERNING JURISDICTION:    [ANY STATE]

MAXIMUM ISSUE AGE FOR A PARTICIPANT:        85.  The Certificate Date must be prior to the Participant's (and any Joint
     Annuitant's) 86th birthday.

MAXIMUM ANNUITIZATION AGE: 90.  Annuity payments must begin prior to the Participant's (and any Joint Annuitant's) 91st birthday.

MINIMUM PURCHASE PAYMENTS PER PARTICIPANT IN FIRST CERTIFICATE YEAR:   $10,000.

This requirement can be satisfied in one or more of the following ways:

o    Initial Purchase Payment made on behalf of a Participant of $10,000 or more; or

o    Total Purchase Payments made on behalf of a Participant during the first Certificate Year of $10,000 or more; or

o Total Purchase Payments made on behalf of all Participants each year is projected to result in an average annual contribution of $10,000 per Participant.

MINIMUM SUBSEQUENT PURCHASE PAYMENT PER PARTICIPANT: $30

MINIMUM ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS PER PARTICIPANT:

Dollar Cost Averaging Fixed Account Option - $5,000.

Enhanced Fixed Account Option - No minimum.

Guaranteed Interest Period Fixed Account Option - $1,000 for each selected
Guaranteed Period.

MINIMUM WITHDRAWAL: $250, or the certificate value if less. The entire amount must be withdrawn out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than $500.

TRANSFERS:

The minimum amount that can be transferred out of an investment option at one time is:

o $500, or the entire value if less, for transfers from any Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account
     Option. The entire amount must be transferred if, after a transfer, the remaining balance would be less than $500.

o $500, or the available transfer amount if less, for transfers from the Enhanced Fixed Account Option. The available transfer amount is 15% of the Enhanced Fixed Account Option value per Certificate Year. The available transfer amount is reduced by previous transfers or withdrawals made in the Certificate Year.



The minimum amount that can be transferred into an investment option is:

o        $50 for transfers into any Portfolio or the Enhanced Fixed Account Option; and

o        $1,000 for transfers into any new Guaranteed Period under the Guaranteed Period Fixed Account Option.

MORTALITY AND EXPENSE RISK CHARGE:  Equal on an annual basis to 1.25% of the average daily net assets of each Portfolio.

ASSET RELATED ADMINISTRATION CHARGE:        Equal on an annual basis to 0.20% of the average daily net assets of each
     Portfolio.



DISTRIBUTION CHARGE: May be assessed on a withdrawal from the Enhanced Fixed
     Account Option if the withdrawal, together with prior withdrawals and transfers taken during the Certificate Year, exceed 15% of the Enhanced
     Fixed Account value.

          Certificate Year                     Distribution Charge
          --------------------------           -------------------------------------
          1                                    5% of amount withdrawn
          2                                    5% of amount withdrawn
          3                                    5% of amount withdrawn
          4                                    5% of amount withdrawn
          5                                    5% of amount withdrawn
          6                                    4% of amount withdrawn
          7                                    3% of amount withdrawn
          8                                    2% of amount withdrawn
          After 8                              0% of amount withdrawn


WITHDRAWAL CHARGE:  $25 or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in any Certificate Year.

TRANSFER CHARGE: Each Participant can make 12 transfers free of charge in any Certificate Year. For each transfer after the 12th transfer in any Certificate Year, the transfer charge is $10 or 2% of the amount transferred, whichever is less.

MARKET VALUE ADJUSTMENT:   MVA = W x (Ic - In) x Fs where

W = the amount withdrawn, transferred, or annuitized from a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option;

Ic  =     the interest rate, in decimal form, credited on the money withdrawn, transferred, or annuitized;

In = the interest rate, in decimal form, that would be credited on new money allocated to a Guaranteed Period of the same duration as the Guaranteed
     Period from which money is being taken;

Fs = the adjustment factor, which varies by the length of time remaining in the Guaranteed Period and the interest rate credited on the money withdrawn, transferred, or annuitized;

s = number of years remaining until the end of the Guaranteed Period from which money is being taken. The adjustment factor for partial years will be interpolated between whole-year adjustment factors.

           Adjustment Factors (Fs)
           Number of Years

           Remaining in the                Where              Where
                Guaranteed Period
                                           Ic < 6%            Ic >= 6%
           ---------------------------     -------------      -------------
           0                               0.00               0.00
           1                               0.90               0.90
           2                               1.80               1.75
           3                               2.60               2.50
           4                               3.40               3.15
           5                               4.10               3.80
           6                               4.80               4.35
           7                               5.40               4.85
           8                               6.00               5.35
           9                               6.50               5.75
           10                              7.00               6.15


The MVA will be adjusted if, upon total withdrawal from a Guaranteed Period, the MVA would reduce the Participant's value in that Guaranteed Period below 100% of the original amount allocated to that Guaranteed Period accumulated at 3% annualized interest and adjusted for any prior withdrawals.



PREMIUM TAXES:      As of the contract date, premium taxes are not charged in the state in which the Contract was delivered.

ELIGIBLE INVESTMENTS:

[SAFECO RST Bond Portfolio]                                     [Fidelity(R)VIP Growth Opportunities Portfolio]

[SAFECO RST Equity Portfolio]                                   [Franklin Small Cap Fund - Class 2]

[SAFECO RST Growth Opportunities Portfolio]                     [Franklin U.S. Government Securities Fund - Class 2]

[SAFECO RST Money Market Portfolio]                             [INVESCO VIF-Real Estate Opportunity Fund]

[SAFECO RST Northwest Portfolio]                                [JPMorgan U.S. Disciplined Equity Portfolio]

[SAFECO RST Small Company Value Portfolio]                      [Mutual Shares Securities Fund - Class 2]

[AIM V.I. Aggressive Growth Fund (Series I Shares)]             [Scudder VS I Balanced Portfolio]

[AIM V.I. Growth Fund (Series I Shares)]                        [Scudder VS I International Portfolio]

[American Century(R)VP Balanced]                                 [Templeton Developing Markets Securities Fund - Class 2]

[American Century(R)VP International]                            [Templeton Growth Securities Fund - Class 2]

[American Century(R)VP Value]                                    SAFECO Life Dollar Cost Averaging Fixed Account Option

[Dreyfus IP - MidCap Stock Portfolio - Initial Shares]               [6-month period]

[Dreyfus IP - Technology Growth Portfolio - Initial Shares]          [12-month period]

[The Dreyfus Socially Responsible Growth Fund, Inc. - Initial   SAFECO Life Enhanced Fixed Account Option
     Shares]
                                                                SAFECO Life Guaranteed Interest Period Fixed Account Option
[Dreyfus VIF - Appreciation Portfolio - Initial Shares]
                                                                     1-Year Guaranteed Period
[Dreyfus VIF - Quality Bond Portfolio - Initial Shares]
                                                                     2-Year Guaranteed Period
[Federated High Income Bond Fund II]
                                                                     3-Year Guaranteed Period
[Federated Utility Fund II]
                                                                     4-Year Guaranteed Period
[Fidelity(R)VIP Growth Portfolio]
                                                                     (Longer Guaranteed Periods may be available.  Contact your
[Fidelity(R)VIP Growth & Income Portfolio]                            Registered Representative or SAFECO Life for details.)






SEPARATE ACCOUNT:   SAFECO Separate Account C

ANNUITY SERVICE OFFICE:
Home Office:                                                     Mailing Address:

SAFECO Life Insurance Company                                    SAFECO Life Insurance Company

Retirement Services                                              Retirement Services

5069 154th Place NE                                              P.O. Box 34690

Redmond, WA  98052-9669                                          Seattle, WA  98124-1690

Telephone:          800-4SAFECO

Fax: 425-376-5599

































































            GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING